As filed with the Securities and Exchange Commission on May 22, 2003

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
LIMITED BRANDS, INC.
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	5621	31-1029810
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

	Three Limited Parkway P.O. Box 16000 Columbus, Ohio 43216 (614) 415-7000
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

SAMUEL P. FRIED, ESQ. Senior Vice President, General Counsel and Secretary Limited Brands, Inc. Three Limited Parkway, P.O. Box 16000 Columbus, Ohio 43216 (614) 415-7000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

	Copies to:
	Sarah Beshar Davis Polk & Wardwell 450 Lexington Avenue New York, New York 10017 (212) 450-4000 Fax: (212) 450-3800

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement, as determined by market conditions and other factors.
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. [X].
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] __________
     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] __________
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (6)	Proposed Maximum Offering Price Per Unit (6) (7)	Proposed Maximum Aggregate Offering Price(6) (7)(8)	Amount of Registration Fee
Common Stock, $0.50 par value; Preferred Stock, $1.00 par value; Depositary Shares(1); Debt Securities; Warrants (2); Purchase Contracts(3); Units(4); Total(5)	$500,000,000	100%	$500,000,000	$40,450

(1)	Represents depositary shares, evidenced by depositary receipts, issued pursuant to a deposit agreement. In the event the Registrant issues fractional interests in shares of the preferred stock registered hereunder, depositary receipts will be distributed to purchasers of such fractional interests, and such shares of preferred stock will be issued to a depositary under the terms of a deposit agreement.

(2)	There are being registered hereby such indeterminate number of Warrants as may be issued at indeterminate prices. Such Warrants may be issued together with any of the securities registered hereby. Warrants may be exercised to purchase any of the other securities registered hereby or to purchase or sell (i) securitie s of an entity unaffiliated with the Registrant, a basket of such securities, an index or indices of such securities or any combination of the above, (ii) currencies or (iii) commodities.

(3)	There are being registered hereby such indeterminate number of Purchase Contracts as may be issued at indeterminate prices. Such Purchase Contracts may be issued together with any of the other securities being registered hereby. Purchase Contracts may require the holder thereof to purchase or sell any of the other securities registered hereby or to purchase or sell (i) securities of an entity unaffiliated with the Registrant, a basket of such securities, an index or indices of such securities or any combination of the above, (ii) currencies or (iii) commodities.

(4)	There are being registered hereby such indeterminate number of Units as may be issued at indeterminate prices. Units may consist of any combination of the securities being registered hereby.
(5)	This registration statement also registers such indeterminate amounts of securities as may be issued upon conversion, exercise or settlement of, or in exchange for, the securities registered hereunder and, pursuant to Rule 416(a) under the Securities Act of 1933, as amended, such indeterminable number of shares as may be issued from time to time as a result of anti-dilution provisions thereof or upon conversion or exchange as a result of stock splits, stock dividends or similar transactions.

(6)	Represents an indeterminate number or aggregate principal amount of the securities being registered for issuance at various times and at indeterminate prices, with an aggregate public offering price not to exceed $500,000,000 or the equivalent thereof in one or more currencies, foreign currency units or composite currencies. Such amount represents the issue price rather than the principal amount of any debt securities issued at original issue discount or liquidation value of any shares of preferred stock.

(7)	Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457 under the Securities Act of 1933.
(8)	Exclusive of accrued interest, distributions and dividends, if any.

     The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED                       ,

PROSPECTUS

$500,000,000

LIMITED BRANDS, INC.

COMMON STOCK
PREFERRED STOCK
DEPOSITARY SHARES
DEBT SECURITIES
WARRANTS
PURCHASE CONTRACTS
UNITS

     This prospectus relates to common stock, preferred stock, depositary shares, debt securities, warrants, purchase contracts and units that Limited Brands, Inc. may sell from time to time in one or more offerings. The aggregate public offering price of the securities we may sell in these offerings will not exceed $500,000,000. This prospectus will allow us to issue securities over time.

     We will provide a prospectus supplement each time we issue securities, which will inform you about the specific terms of that offering and may also supplement, update or amend information contained in this document. You should read this prospectus and the applicable prospectus supplement carefully before you invest.

     Our common stock is listed on the New York Stock Exchange under the symbol “LTD.” We have not yet determined whether any of the other securities that may be offered by this prospectus will be listed on any exchange, inter-dealer quotation system or over-the-counter market. If we decide to seek the listing of any such securities upon issuance, the prospectus supplement relating to those securities will disclose the exchange, quotation system or market on which the securities will be listed.

     Investing in our securities involves risk. See “Risk Factors” beginning on page 4 of this prospectus.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                       ,

In this prospectus the terms “Limited Brands,” “we,” “us” and “our” refer to Limited Brands, Inc.

ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement that we filed with the SEC utilizing a “shelf” registration process. Under this shelf process, we may sell the securities described in this prospectus in one or more offerings up to a total dollar amount of $500,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. Yo u should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file at the SEC’s public reference rooms in Washington, D.C. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms.

     The SEC allows us to incorporate by reference the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the document s listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until we sell all of the securities:

  Annual Report on Form 10-K for the year ended February 1, 2003 (including the portions of the proxy statement for our annual meeting of stockholders to be held on May 19, 2003 incorporated by reference therein).

  Current Report on Form 8-K filed on February 12, 2003.

  Current Report on Form 8-K filed on March 4, 2003 and Amendment No. 1 on Form 8 -K/A filed on April 22, 2003.

  Current Report on Form 8-K filed on April 7, 2003.

  The description of our capital stock contained in the Form 8 Amendment to Form 8-A, filed on September 11, 1989, as amended.

     You may request a copy of these filings, at no cost, by writing or telephoning us at our principal executive offices at the following address:

Limited Brands, Inc.
Three Limited Parkway
P.O. Box 16000
Columbus, Ohio 43216
(614) 415-7076

     You should rely only on the information incorporated by reference or provided in this prospectus and any accompanying prospectus supplement. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of this prospectus.

DISCLOSURE ABOUT FORWARD-LOOKING STATEMENTS

     This prospectus contains or incorporates by reference forward-looking statements. Investors are cautioned that such forward-looking statements involve risks and uncertainties and are subject to change based on various important factors, many of which are beyond our control. Accordingly, the Company’s future performance and financial results may differ materially from those expressed or implied in any such forward-looking statements. Words such as “estimate,” “project,” “plan,” “believe,” “expect,” “anticipate,” “intend” and similar expressions may identify forward-looking statements.

     All forward-looking statements are qualified by the risks described in the documents incorporated by reference or any supplement to this prospectus which, if they develop into actual events, could have a material adverse effect on our businesses, financial condition or results of operations. In addition, investors should consider the other information contained in or incorporated by reference into this prospectus and any prospectus supplement.

     We are not under any obligation and do not intend to make publicly available any update or other revisions to any of the forward-looking statements contained in this prospectus to reflect circumstances existing after the date of this prospectus or to reflect the occurrence of future events even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized.

LIMITED BRANDS, INC.

     Limited Brands, Inc., a Delaware corporation formerly known as The Limited, Inc., sells women’s and men’s apparel, women’s intimate apparel and personal care products under various trade names through its specialty retail stores and direct response (catalog and e-commerce) businesses. Merchandise is targeted to appeal to customers in various market segments that have distinctive consumer characteristics. Limited Brands, Inc., including Victoria’s Secret, Bath and Body Works, Express, Express Men’s, Limited Stores, White Barn Candle Co. and Henri Bendel, presently operates approximately 4,000 specialty stores. Victoria’s Secret products are also available through its catalog and www.VictoriasSecret.com.

     Limited Brands was re-incorporated as The Limited, Inc. under the laws of Delaware in 1982, changed its name to Limited Brands, Inc. in May 2002, and has its principal executive offices at Three Limited Parkway, P.O. Box 16000, Columbus, Ohio 43216. Our Investor Relations telephone number is 614-415-7076. Internet users can obtain information about Limited Brands and its services at www.limitedbrands.com. However, the information on our website and on the Victoria’s Secret website is not a part of this prospectus.

RISK FACTORS

     Investing in our securities may involve risks. You should carefully consider the specific factors discussed under the caption “Risk Factors” in the applicable prospectus supplement, together with all the other information contained in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under the caption “Cautionary Statements Relating To Forward-Looking Information” filed as an exhibit to our annual report on Form 10-K for the year ended February 1, 2003, which is incorporated by reference in this prospectus, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future.

USE OF PROCEEDS

     Except as otherwise set forth in a prospectus supplement, we intend to use the net proceeds from the sale of the securities for general corporate purposes, which could include repayments of outstanding debt, and for business acquisitions or investments.

RATIOS OF EARNINGS TO FIXED CHARGES

     The table below sets forth our ratios of earnings to fixed charges for the periods indicated. The ratios have been calculated based upon earnings from continuing operations before fixed charges and taxes on income. Fixed charges include interest and an estimate of the portion of minimum rentals that represents interest.

For the Fiscal Years Ended

February 1, 2003	February 2, 2002	February 3, 2001	January 29, 2000	January 30, 1999

5.31	5.82	4.63	4.40	10.79

     For the purpose of calculating the ratios of earnings to fixed charges, we calculate earnings by adding fixed charges to pre-tax income from continuing operations before minority interests in consolidated subsidiaries and income or loss from equity investees. Fixed charges include total interest and a portion of rentals, which we believe is representative of the interest factor of our rental expense. Pre-tax income includes the effect of the following special items:

     In the fiscal year ended February 1, 2003: (1) a $33.8 million non-cash, special and nonrecurring charge resulting from the Intimate Brands, Inc. recombination and (2) a $6.1 million gain resulting from the sale of our interest in Charming Shoppes, Inc. common stock.

     In the fiscal year ended February 2, 2002: (1) a $170.0 million gain from the sale of Lane Bryant and (2) an aggregate gain of $62.1 million from the initial public offerings of Galyan’s Trading Company Inc. and Alliance Data Systems Corp.

     In the fiscal year ended February 3, 2001: a $9.9 million charge to close Bath & Body Works’ nine stores in the United Kingdom.

     In the fiscal year ended January 29, 2000: (1) the reserve reversal of $36.6 million related to downsizing costs for Henri Bendel; (2) an $11.0 million gain from the sale of our 60% majority interest in Galyan’s Trading Company Inc.; and (3) a $13.1 million charge for transaction costs related to the Limited Too spin-off.

     In the fiscal year ended January 30, 1999: (1) a $l.651 billion tax-free gain on the split-off of Abercrombie & Fitch; (2) a $93.7 million gain from the sale of our remaining interest in Brylane, Inc.; and (3) a $5.1 million charge for associate termination costs of Henri Bendel.

DESCRIPTION OF CAPITAL STOCK

     The following summary of the terms of our capital stock is not meant to be complete and is qualified by reference to our certificate of incorporation and by-laws. Copies of our certificate of incorporation and by-laws are incorporated by reference and will be sent upon request. See “Where You Can Find More Information.”

Authorized Capital Stock

     Under our charter, our authorized capital stock consists of:

•	1,000,000,000 shares of common stock with $.50 par value,

•	10,000,000 shares of preferred stock with $1.00 par value, and

•	On April 30, 2003, there were outstanding:

	•	521,652,535 shares of our common stock;

	•	employee stock options to purchase an aggregate of approximately 46,417,147 shares of our common stock; and

	•	no shares of our preferred stock.

     Our common stock is listed for trading on the New York Stock Exchange under the trading symbol “LTD.”

Common Stock

     Common Stock Outstanding

     The outstanding shares of common stock are, and any shares of common stock issued will be, duly authorized, validly issued, fully paid and nonassessable.

     Voting Rights

     Each holder of common stock is entitled to one vote for each share of common stock held of record on the applicable record date on all matters submitted to a vote of stockholders. Holders of common stock do not have cumulative voting rights.

       Dividend Rights

      Subject to the rights of any shares of preferred stock which may at the time be outstanding, holders of common stock are entitled to receive dividends as may be declared from time to time by our Board of Directors out of funds legally available therefor.

      Rights upon Liquidation or Dissolution

     In the event of liquidation or dissolution, each share of common stock is entitled to share pro rata in any distribution of our assets after payment or providing for the payment of liabilities and the liquidation preference of any outstanding preferred stock. Holders of our common stock have no preferential, preemptive, conversion or redemption rights.

Preferred Stock

     The following summary contains a description of some of the principal terms of our preferred stock. This description of the principal provisions of our preferred stock does not purport to be complete and is subject to and qualified in its entirety by reference to the applicable provisions of our certificate of incorporation relating to each particular series of preferred stock. The particular terms of any series of preferred stock we offer, including the extent to which the terms described below may apply to that series of preferred stock, will be described in a prospectus supplement relating to that series of preferred stock.

      Serial Preferred Stock

     Under our certificate of incorporation, without further stockholder action, our Board of Directors is authorized to provide for the issuance of up to 10,000,000 shares of preferred stock. Preferred stock may be issued in one or more series, with such designations of titles, dividend rates, any redemption provisions, special or relative rights in the event of liquidation, dissolution, distribution or winding-up of Limited Brands, Inc., any sinking fund provisions, any conversion provisions, any voting rights, and any other preferences, privileges, powers, rights, qualifications, limitations and restrictions as shall be set forth as and when established by our Board of Directors.

     The shares of any series of serial preferred stock will be, when issued, fully paid and nonassessable and the holders will have no preemptive rights in connection with the preferred stock.

      Blank Check Preferred Stock

     Under our certificate of incorporation, our Board of Directors has the authority, without stockholder approval, to create one or more classes or series within a class of preferred stock, to issue shares of preferred stock in such class or series up to the maximum number of shares of the relevant class or series of preferred stock authorized, and to determine the preferences, rights, privileges and restrictions of any such class or series, including the dividend rights, voting rights, the rights and terms of redemption, the rights and terms of conversion, liquidation preferences, the number of shares constituting any such class or series and the designation of such class or series. Acting under this authority, our Board of Directors could create and issue a class or series of preferred stock with rights, privileges or restrictions, and adopt a stockholder rights plan having the effect of, discriminating against an existing or prospective holder of securities as a result of such stockholder beneficially owning or commencing a tender offer for a substantial amount of our common stock. One of the effects of authorized but unissued and unreserved shares of capital stock may be to render more difficult or discourage an attempt by a potential acquiror to obtain control of Limited Brands, Inc. by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management. The issuance of such shares of capital stock may have the effect of delaying, deferring or preventing a change in control of Limited Brands, Inc. without any further action by our stockholders. We have no present intention to adopt a stockholder rights plan, but could do so without stockholder approval at any future time.

Depositary Shares

     We may, at our option, elect to offer fractional shares of preferred stock rather than full shares of preferred stock. If we exercise this option, we will issue to the public receipts for depositary shares, and each of these depositary shares will represent a fraction (to be set forth in the applicable prospectus supplement) of a share of a particular series of preferred stock.

     The shares of any series of preferred stock underlying the depositary shares will be deposited under a deposit agreement between us and a bank or trust company selected by us. The depositary will have its principal office in the United States and a combined capital and surplus of at least $50,000,000. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fraction of a share of preferred stock underlying the depositary share, to all of the rights and preferences of the preferred stock underlying that depositary share. Those rights may include dividend, voting, redemption, conversion and liquidation rights.

     The depositary shares will be evidenced by depositary receipts issued under a deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock underlying the depositary shares, in accordance with the terms of the offering. We will describe the materials terms of the deposit agreement, the depositary shares and the depositary receipts in a prospectus supplement relating to the depositary shares. You should also refer to the forms of the deposit agreement and depositary receipts that will be filed with the SEC in connection with the offering of the specific depositary shares.

DESCRIPTION OF DEBT SECURITIES

     The following description of the terms of the debt securities provides certain general terms and provisions of the debt securities to which any prospectus supplement may relate. We will describe in any prospectus supplement the particular terms of the debt securities offered and the extent, if any, to which the general provisions apply to the debt securities.

     We will issue the debt securities under an indenture, dated as of March 15, 1988, between us and The Bank of New York, as trustee. A copy of the indenture is filed as an exhibit to the registration statement to which this prospectus relates. The following summary of the indenture does not purport to be complete and is subject to, and qualified in its entirety by reference to, the indenture. Numerical references in parentheses below are to sections in the indenture. Wherever we refer to particular sections of, or defined terms in, the indenture, we intend that these sections or defined terms shall be incorporated herein by reference.

General

     The debt securities will be unsecured general obligations of Limited Brands, Inc. and will constitute either senior or subordinated debt of Limited Brands, Inc. As a holding company, our principal source of funds is dividends and advances from subsidiaries. Also, because we are a holding company, our rights and the rights of o ur creditors, including the holders of debt securities, to participate in the assets of any subsidiary upon the subsidiary’s liquidation or reorganization would be subject to the prior claims of such subsidiary’s creditors, except to the extent that Limited Brands, Inc. may itself be a creditor with allowable claims against the subsidiary.

     The indenture provides that the debt securities may be issued from time to time in one or more series. We may authorize the issuance and provide for the terms of a series of debt securities pursuant to a supplemental indenture or pursuant to a resolution of our Board of Directors, any duly authorized committee of the Board of Directors or any committee of officers or other representatives of Limited Brands, Inc. duly authorized by the Board of Directors for this purpose.

     The indenture provides Limited Brands, Inc. with the ability to “reopen” a previous issue of a series of debt securities and to issue additional debt securities of such series. The indenture does not limit or otherwise restrict the amount of indebtedness which may be issued in accordance with it or that may otherwise be issued by us or any of our subsidiaries. (Sections 301 and 1301)

     The indenture does not contain any covenants or provisions that would afford holders of debt securities protection in the event of a highly-leveraged transaction, reorganization, restructuring or similar transaction.

     You should refer to the prospectus supplement relating to a particular series of debt securities for the terms of those debt securities, including, where applicable:

  classification as senior or subordinated debt securities;

  ranking of the specific series of debt securities relative to other outstanding indebtedness, including subsidiaries’ debt;

  if the debt securities are subordinated, the aggregate amount of outstanding indebtedness, as of a recent date, that is senior to the subordinated securities, and any limitation on the issuance of additional senior indebtedness;

  the designation, aggregate principal amount, currency or currencies and denominations of the debt securities;

  the price (expressed as a percentage of the aggregate principal amount of the debt securities) at which the debt securities will be issued;

  the date or dates of maturity;

  the currency or currencies in which the relevant debt securities are being sold and in which the principal of and any premium and interest on these debt securities will be payable and, if the holders of any of these debt securities may elect the currency in which payments according to such debt securities are to be made, the manner of the election;

  the annual rate or rates (which may be fixed, variable or zero) at which the relevant debt securities will bear interest;

  the date from which the interest on the relevant debt securities will accrue, the dates on which this interest will be payable and the date on which payment of this interest will commence;

  if the amount of payments of principal and premium, if any, or any interest may be determined with reference to an index based on a currency or currencies other than that in which the debt securities are stated to be payable, the manner in which these amounts shall be determined;

  if the amount of payments of principal and premium, if any, or any interest may be determined with reference to an index based on the prices of securities or commodities, with reference to changes in the prices of particular securities or commodities or otherwise by application of a formula, the manner in which this amount shall be determined;

  the dates on which and the price or prices at which the relevant debt securities will, pursuant to any mandatory sinking fund provision, or may, pursuant to any optional redemption or required repayment provisions, be redeemed or repaid and the other terms and provisions of any optional redemption or required repayment;

  whether such debt securities are to be issued in the form of one or more global securities and, if so, the identity of the depositary (see definition below) for such global security or securities;

  the terms of any debt warrants offered together with the relevant debt securities; and

  any other specific terms of or matters relating to the relevant debt securities.

     The debt securities will be issuable only in fully registered form without coupons or in the form of one or more global securities, as described below under “global securities.” Unless the prospectus supplement specifies otherwise, debt securities denominated in U.S. dollars will be issued only in denominations of U.S. $1,000 and any integral multiple of this amount. The prospectus supplement relating to debt securities denominated in a foreign or composite currency will specify the authorized denominations. (Sections 302 and 305)

     If the amount of payments of principal of and premium, if any, or any interest on debt securities of any series is determined with reference to any type of index or formula or changes in prices of particular securities or commodities, the federal income tax consequences, specific terms and other information with respect to these debt securities and this index or formula, securities or commodities will be described in the relevant prospectus supplement.

     If the principal of and premium, if any, or any interest on debt securities of any series are payable in a foreign or composite currency, the restrictions, elections, federal income tax consequences, specific terms and other information with respect to such debt securities and such currency will be described in the relevant prospectus supplement.

     Holders of debt securities (other than global securities) may present them for transfer (with the form of transfer endorsed thereon duly executed) or exchange for other debt securities of the same series at the office of any transfer agent or such other agency as may be designated by Limited Brands, Inc. without service charge and upon payment of any taxes and other governmental charges as described in the indenture. (Section 305)

     Payment of principal of and premium, if any, on debt securities will be made in the designated currency against surrender of any debt securities at the Corporate Trust Office of the trustee in The City of New York. Unless otherwise indicated in the prospectus supplement, payment of any installment of interest on debt securities will be made to the person in whose name a relevant debt security is registered at the close of business on the regular record date for such interest. Unless otherwise indicated in the prospectus supplement, payments of such interest will be made at the Corporate Trust Office of the trustee in The City of New York or by a check in the designated currency mailed to the holder at such holder’s registered address. (Sections 307 and 501)

     All moneys paid by us to a paying agent for the payment of principal of, or premium, if any, or interest on any debt security that remain unclaimed at the end of two years after such principal, premium or interest shall have become due and payable will be repaid to us, and the holder of such debt security will thereafter look only to us for payment thereof. (Section 503)

     Debt securities may be issued as original issue discount securities to be offered and sold at a substantial discount below their stated principal amount. Federal income tax consequences and other special considerations applicable to any original issue discount securities will be described in the relevant prospectus supplement. “Original issue discount security” means any debt security that provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof upon the occurrence of an event of default and the continuation thereof. (Section 101)

Global Securities

     The debt securities of a series may be issued in the form of one or more fully registered global securities that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement relating to such series. In such case, one or more global securities will be issued in a denomination or aggregate denominations equal to the aggregate principal amount of outstanding debt securities of the series represented by such global security or securities. Unless and until it is exchanged in whole or in part for debt securities in definitive registered form, a global security may not be transferred except as a whole by a depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. (Section 303)

     The specific terms of the depositary arrangement with respect to a series of debt securities will be described in the prospectus supplement relating to such series. We anticipate that the following provisions will apply to all depositary arrangements.

     Upon the issuance of a global security, the depositary for such global security will credit, on its book-entry registration and transfer system, the respective principal amounts of the debt securities represented by such global security to the accounts of persons that have accounts with such depositary (“participants”). The accounts to be credited shall be designated by the underwriters or agents with respect to such debt securities or by us if such securities are offered and sold directly by us. Ownership of beneficial interests in a global security will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in a global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary for such global security or by participants or persons that hold beneficial interests through participants. The laws of some states require that certain purchasers of s ecurities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a global security.

     So long as the depositary for a global security, or its nominee, is the registered owner of such global security, such depositary or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by such global security for all purposes under the indenture. Except as set forth below, owners of beneficial interests in a global security will not be entitled to have debt securities of the series represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of debt securities of such series in definitive form and will not be considered the owners or holders of any debt securities under the indenture.

     Principal, premium, if any, and interest payments on debt securities registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of a global security representing such debt securities. Limited Brands, Inc., the trustee or any paying agent for such debt securities will not have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global security or securities for such debt securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. (Section 308)

     We expect that the depositary for a series of debt securities, upon receipt of any payment of principal, premium or interest, will credit immediately participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security or securities for such debt securities as shown on the records of such depositary. We also expect that payments by participants to owners of beneficial interests in such global security or securities held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such participants.

     If a depositary for a series of debt securities is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by us within ninety days, we will issue debt securities of such series in definitive form in exchange for the global security or securities representing such series of securities. In addition, we may at any time and in our sole discretion determine not to have the debt securities of a series represented by one or more global securities and, in such event, will issue debt securities of such series in definitive form in exchange for the global security or securities representing such series of debt securities. (Section 305)

     Further, if we make this decision with respect to the debt securities of a series, an owner of a beneficial interest in a global security representing debt securities of such series may, on terms acceptable to us and the depositary for such global security, receive debt securities of such series in definitive form. In any such instance, an owner of a beneficial interest in a global security will be entitled to have debt securities of the series represented by such global security equal in principal amount to such beneficial interest registered in its name and will be entitled to physical delivery of such debt securities in definitive form. Debt securities of such series so issued in definitive form will, except as set forth in the applicable prospectus supplement, be issued in denominations of $1,000 and integral multiples of such amount and will be issued in registered form only without coupons. (Section 305)

Limitations on Liens

     We have agreed under the indenture that we will not, and will not permit any subsidiary (as defined below) to, incur, issue, assume or guarantee any indebtedness for money borrowed if such indebtedness is secured by a pledge of, lien on or security interest in any shares of voting stock (as defined below) of any significant subsidiary (as defined below), whether such voting stock is now owned or is hereafter acquired, without providing that each series of debt securities issued under the indenture (together with, if we shall so determine, any other indebtedness or obligations of Limited Brands, Inc. or any subsidiary ranking equally with such debt securities and then existing or thereafter created) shall be secured equally and ratably with such indebtedness. The foregoing limitation shall not apply to indebtedness secured by a pledge of, lien on or security interest in any shares of voting stock of any corporation at the time it becomes a significant subsidiary. (Section 504)

     The term “subsidiary” means any corporation of which securities entitled to elect at least a majority of the corporation’s directors shall at the time be owned, directly or indirectly, by us or one or more other subsidiaries, or by us and one or more other subsidiaries. (Section 101)

     The term “significant subsidiary” means a subsidiary (treated for purposes of this definition on a consolidated basis together with its subsidiaries) which meets any of the following conditions:

  our and our other subsidiaries’ investments in and advances to the subsidiary exceed ten percent of the total assets of ours and our subsidiaries consolidated as of the end of the most recently completed fiscal year;

  our and our other subsidiaries’ proportionate share of the total assets (after intercompany eliminations) of the subsidiary exceeds ten percent of the total assets of ours and our subsidiaries consolidated as of the end of the most recently completed fiscal year; or

  our and our other subsidiaries’ equity in the income from continuing operations before income taxes, extraordinary items and cumulative effect of a change in accounting principles of the subsidiary exceeds ten percent of s uch income of ours and our subsidiaries consolidated for the most recently completed fiscal year. (Section 504)

     The term “voting stock” means capital stock the holders of which have general voting power under ordinary circumstances to elect at least a majority of the Board of Directors of a corporation; provided that, for the purpose of such definition, capital stock which carries only the right to vote conditioned on the occurrence of an event shall not be considered voting stock whether or not such event shall have occurred. (Section 504)

Limitations on Mergers and Sales of Assets

     We have agreed under the indenture not to consolidate with or merge into another corporation, or sell other than for cash or lease all or substantially all our assets to another corporation, or purchase all or substantially all the assets of another corporation, unless either Limited Brands, Inc. is the continuing corporation or the successor corporation (if other than Limited Brands, Inc.) expressly assumes by supplemental indenture the obligations of the debt securities (in which case, except in the case of such a lease, we will be discharged from these obligations) and immediately after the merger, consolidation, sale or lease, we or the successor corporation (if other than us) would not be in default in the performance of any covenant or condition of the indenture. (Sections 505 and 1401)

Modification of the Indenture

     The indenture contains provisions permitting us and the trustee, without the consent of the holders of debt securities, to establish, among other things, the form and terms of any series of debt securities issuable under the indenture by one or more supplemental indentures and, with the consent of the holders of not less than a majority in aggregate principal amount of the debt securities at the time outstanding of each series which are affected thereby, to modify the indenture or any supplemental indenture or the rights of the holders of the debt securities of such series to be affected; provided that no such modification will extend the fixed maturity of any debt securities, reduce the rate or extend the time of payment of interest thereon, reduce the principal amount thereof or the premium, if any, thereon, reduce the amount of the principal of original issue discount securities payable on any date, change the coin or currency in which principal of or any premium or interest on any debt securities are payable or impair the right to institute suit for the enforcement of any such payment on or after the maturity thereof, without the consent of the holder of each debt security so affected, or reduce the aforesaid percentage of debt securities of any series, the consent of the holders of which is required for any such modification without the consent of the holders of all debt securities of such series then outstanding or modify without the written consent of the trustee the rights, duties or immunities of the trustee. (Sections 1301 and 1302)

Defaults

     The indenture provides that events of default with respect to any series of debt securities will be:

  default for 30 days in payment of interest upon any debt security of such series;

  default in payment of principal (other than a sinking fund installment) or premium, if any, on any debt security of such series;

  default for 30 days in payment of any sinking fund installment when due by the terms of the debt securities of such series;

  default, for 90 days after notice, in the performance of any other covenant in the indenture (other than a covenant included in the indenture solely for the benefit of a series of debt securities other than such series); and

  certain events of bankruptcy or insolvency. (Section 601)

     Additional events of default may be applicable to a series of debt securities if so provided in the supplemental indenture or board resolution applicable to such series. The prospectus supplement will describe any such additional events of default. If an event of default with respect to debt securities of any series should occur and be continuing, either the trustee or the holders of 25% in aggregate principal amount of the debt securities of such series then outstanding may declare each debt security of that series due and payable. (Section 602.) We will be required to file annually with the trustee a statement of an officer as to the fulfillment of our obligations under the indenture during the preceding year. (Section 506)

     No event of default with respect to a single series of debt securities issued under the indenture (and under or pursuant to any supplemental indenture or board resolution) necessarily constitutes an event of default with respect to any other series of debt securities. (Section 602)

     Holders of a majority in aggregate principal amount of the debt securities of any series then outstanding will be entitled to control certain actions of the trustee under the indenture and to waive past defaults with respect to such series. (Sections 602 and 606) Subject to the provisions of the indenture relating to the duties of the trustee, the trustee will not be under any obligation to exercise any of the rights or powers vested in it by the indenture at the request, order or direction of any of the holders of debt securities, unless one or more of such holders of debt securities shall have offered to the trustee reasonable security or indemnity. (Section 1001)

     If an event of default occurs and is continuing with respect to a series of debt securities, any sums held or received by the trustee under the indenture may be applied to reimburse the trustee for its reasonable compensation and expenses incurred prior to any payments to holders of debt securities of such series. (Section 605)

     The right of any holder of any series of debt securities to institute an action for any remedy (except such holder’s right to enforce payment of the principal of, and premium, if any, and interest on such holder’s debt security when due) will be subject to certain conditions precedent, including a written notice to the trustee by such holder of the occurrence of one or more events of default with respect to such series of debt securities, a request to the trustee by the holders of not less than 25% in aggregate principal amount of the debt securities of that series then outstanding to take action and an offer satisfactory to the trustee of security and indemnity against liabilities incurred by it in so doing. (Section 607)

Satisfaction and Discharge of the Indenture

     At our request, the indenture will be cancelled by the trustee if all sums due to the trustee under the indenture have been paid in full and all debt securities previously issued have been cancelled or delivered to the trustee for cancellation,

  the principal of and premium, if any, and interest on all debt securities then outstanding have been paid in full or funds have been deposited wi th the trustee at the maturity of the debt securities sufficient to pay in full the principal of, and premium, if any, and interest on all debt securities then outstanding. (Sections 1101 and 1102)

Defeasance

     If so described in the prospectus supplement relating to debt securities of a specific series, we may discharge our indebtedness and our obligations or terminate certain of our obligations under the indenture with respect to the debt securities of such series by depositing funds or obligations issued or guaranteed by the United States of America with the trustee. The prospectus supplement will more fully describe the provisions, if any, relating to such discharge or termination of obligations. (Sections 1103 and 1104)

Concerning the Trustee

     The Bank of New York will be the trustee under the indenture. We have and may from time to time in the future have banking relationships with the trustee in the ordinary course of business.

DESCRIPTION OF WARRANTS

     We may issue warrants to purchase our debt or equity securities or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

     The applicable prospectus supplement will describe the following terms of any warrants in respect of which this prospectus is being delivered:

  the title of such warrants;

  the aggregate number of such warrants;

  the price or prices at which such warrants will be issued;

  the currency or currencies in which the price of such warrants will be payable;

  the securities or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing, purchasable upon exercise of such warrants;

  the price at which, and the currency or currencies in which, the securities or other rights purchasable upon exercise of such warrants may be purchased;

  the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

  if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

  if applicable, the designation and term of the securities with which such warrants are issued and the number of such warrants issued with each such security;

  if applicable, the date on and after which such warrants and the related securities will be separately transferable;

  information with respect to book-entry procedures, if any;

  if applicable, a discussion of any material United States Federal income tax considerations; and

  any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

DESCRIPTION OF PURCHASE CONTRACTS

     We may issue purchase contracts for the purchase or sale of:

  debt or equity securities issued by us or securities of third parties, a basket of such securities, an index or indices of such securities or any combination of the above as specified in the applicable prospectus supplement;

  currencies; or

  commodities.

     Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities, currencies or commodities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the property otherwise deliverable or, in the case of purchase contracts on underlying currencies, by delivering the underlying currencies, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities, currencies or commodities and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract.

     The purchase contracts may require us to make periodic payments to the holders thereof or vice versa, which payments may be deferred to the extent set forth in the applicable prospectus supplement, and those payments may be unsecured or prefunded on some basis. The purchase contracts may require the holders thereof to secure their obligations in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued.

DESCRIPTION OF UNITS

     As specified in the applicable prospectus supplement, we may issue units consisting of one or more purchase contracts, warrants, debt securities, shares of preferred stock, shares of common stock or any combination of such securities. The applicable prospectus supplement will describe:

  the terms of the units and of the purchase contracts, warrants, debt securities, preferred stock and common stock comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

  a description of the terms of any unit agreement governing the units; and

  a description of the provisions for the payment, settlement, transfer or exchange of the units.

PLAN OF DISTRIBUTION

     We may sell debt securities and debt warrants, separately or together in units, in any of three ways:

  through underwriters or dealers;

  through agents; or

  directly to a limited number of purchasers or to a single purchaser.

     The prospectus supplement with respect to a particular offering of securities will set forth the terms of the offering of such securities, including the name or names of any underwriters or agents, the purchase price of such securities, the proceeds to Limited Brands, Inc. from such sale, any underwriting discounts and other items constituting underwriters’ compensation, any initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which such securities may be listed.

     If underwriters are used in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

     Only underwriters named in a prospectus supplement will be deemed to be underwriters in connection with the securities described in such prospectus supplement. Firms not so named will have no direct or indirect participation in the underwriting of such securities, although such a firm may participate in the distribution of such securities under circumstances entitling it to a dealer’s commission. We anticipate that any underwriting agreement pertaining to any such securities will:

  entitle the underwriters to indemnification by us against certain civil liabilities under the Securities Act of 1933 or to contribution with respect to payments which the underwriters may be required to make in respect of such liabilities;

  provide that the obligations of the underwriters will be subject to certain conditions precedent; and

  provide that the underwriters generally will be obligated to purchase all such securities if any are purchased.

     Securities also may be offered directly by us or through agents designated by us from time to time. Any such agent will be named, and the terms of any such agency (including any commissions payable by us to any such agent) will be set forth, in the prospectus supplement relating to such securities. Unless otherwise indicated in such prospectus supplement, any such agent will act on a best efforts basis for the period of its appointment. Agents named in a prospectus supplement may be deemed to be underwriters (within the meaning of the Securities Act of 1933) of the securities described in such prospectus supplement and, under agreements which may be entered into with us, may be entitled to indemnification by us against certain civil liabilities under the Securities Act of 1933 or to contribution with respect to payments which the agents may be required to make in respect of such liabilities.

     We may enter into derivative or other hedging transactions with financial institutions. These financial institutions may in turn engage in sales of common stock to hedge their position, deliver this prospectus in connection with some or all of those sales and use the shares covered by this prospectus to close out any short position created in connection with those sales. We may also sell shares of common stock short using this prospectus and deliver common stock covered by this prospectus to close out such short positions, or loan or pledge common stock to financial institutions that in turn may sell the shares of common stock using this prospectus. We may pledge or grant a security interest in some or all of the common stock covered by this prospectus to support a derivative or hedging position or other obligations and, if we default in the performance of our obligations, t he pledgees or secured parties may offer and sell the common stock from time to time pursuant to this prospectus.

     Underwriters and agents may engage in transactions with, or perform services for, Limited Brands, Inc. and its subsidiaries in the ordinary course of business.

     If so indicated in a prospectus supplement, we will authorize underwriters or other agents of ours to solicit offers by certain specified entities to purchase securities from us pursuant to contracts providing for payment and delivery at a future date. The obligations of any purchaser under any such contract will not be subject to any conditions except those described in such prospectus supplement. Such prospectus supplement will set forth the commissions payable for solicitations of such contracts.

     Underwriters and agents may from time to time purchase and sell securities in the secondary market, but are not obligated to do so, and there can be no assurance that there will be a secondary market for the securities or liquidity in the secondary market if one develops. From time to time, underwriters and agents may make a market in the securities.

LEGAL OPINIONS

     Certain legal matters in connection with the securities to be offered by this prospectus will be passed upon for us by Samuel P. Fried, our Senior Vice President, General Counsel and Secretary, and by Davis Polk & Wardwell, New York, New York. Mr. Fried beneficially owns shares of our common stock and options to purchase shares of our common stock.

EXPERTS

     The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended February 1, 2003 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

We have appointed Ernst & Young LLP as our independent auditor for the year ending January 31, 2004.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

     The following table sets forth the costs and expenses payable by the Registrant in connection with the sale of the securities being registered hereby. All amounts are estimates except the registration fee.

Amount to be Paid
Registration fee	$40,450
Printing	10,000
Legal fees and expenses (including Blue Sky fees)	50,000
Trustee fees	5,000
Rating Agency fees	50,000
Accounting fees and expenses	5,000
Miscellaneous	5,000

TOTAL	$165,450

Item 15. Indemnification of Directors and Officers.

     Section 145 of the Delaware General Corporation Law permits a corporation to indemnify any of its directors or officers who was or is a party, or is threatened to be made a party, to any third party action, suit or proceeding by reason of the fact that such person is or was a director or officer of the corporation, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reason to believe that such person’s conduct was unlawful. In a derivative action, i.e., one by or in the right of a corporation, the corporation is permitted to indemnify directors and officers against expenses (including attorneys’ fees) actually and reasonably incurred by them in connection with the defense or settlement of an action or suit if they acted in good faith and in a manner that they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant directors or officers are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

     Expenses, including attorneys’ fees, incurred by any such person in defending any such action, suit or proceeding may be paid or reimbursed by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt by it of an undertaking of such person to repay such expenses if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation.

     Delaware law does not permit a corporation to indemnify persons against judgments in actions brought by or in the right of the corporation unless the Delaware Court of Chancery approves the indemnification.

     The Registrant’s certificate of incorporation provides that a director of the Registrant shall not be personally liable to the Registrant or its stockholders for monetary damages for breach of any fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 1 74 of the Delaware General Corporation Law or (iv) for any transaction from which the director derives an improper personal benefit. If the Delaware General Corporation Law shall be amended after approval by the stockholders of the relevant section of the bylaws to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Registrant shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

     The Registrant’s bylaws provide that it shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that this person, his testator or intestate is or was a director or officer of the Registrant, or is or was serving at the request of the Registrant as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise, or as a member of any committee or similar body against all expenses (including attorneys’ fees), judgment, penalties, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding (including appeals) or the defense or settlement thereof or any claim, issue, or matter therein, to the fullest extent permitted by the laws of Delaware as they may exist from time to time.

     The proper officers of the Registrant, without further authorization by the Board of Directors, may in their discretion purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of such person, or is or was serving at its request as a director, officer, employee or agent for another corporation, partnership, joint venture, trust or other enterprise, against any liability.

     These provisions of the Registrant’s bylaws shall be deemed to be a contract between the Registrant and each director and officer who serves in such capacity at any time while the relevant section of the bylaws is in effect, and any repeal or modification thereof shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought based in whole or in part upon any such state of facts.

     The foregoing provisions are not exclusive. The Registrant may indemnify, or agree to indemnify, any person against any liabilities and expenses and pay any expenses, including attorneys’ fees, in advance of final disposition of any action, suit or proceeding, under any circumstances, if such indemnification and/or payment is approved by the vote of the stockholders or of the disinterested directors, or is, in the opinion of independent legal counsel selected by the Board of Directors, to be made on behalf of an indemnitee who acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Registrant.

     The Registrant intends to purchase and maintain insurance on behalf of any person who is or was one of its directors, officers, employees or agents, or a director, officer, employee or agent of a subsidiary of the Registrant or is or was serving at the request of the Registrant or its subsidiary as a director, officer, employee or agent of another entity against any liability asserted against him or her and incurred by him or her in that capacity, or arising out of his or her status as such, whether or not the Registrant or its subsidiary would have the power or the obligation to indemnify him or her against that liability under the respective provisions of its certificate of incorporation or its bylaws.

     The proposed form of Underwriting Agreement filed as Exhibit 1.1 to this registration statement provides for indemnification of directors and officers of the Registrant by the underwriters against certain liabilities.

Item 16. Exhibits.

     See Exhibit Index.

Item 17. Undertakings.

     (a)   The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made of securities registered hereby, a post-effective amendment to this registration statement:

     (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Secur ities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

     (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by Limited Brands, Inc. pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the annual report of Limited Brands, Inc. pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Ohio, on this 22nd day of May, 2003.

LIMITED BRANDS, INC.

By:	/s/ V. Ann Hailey
Name: V. Ann Hailey Title: Executive Vice President and Chief Financial Officer

     KNOW ALL BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Leslie H. Wexner, V. Ann Hailey and Samuel P. Fried his or her true and lawful attorneys -in-fact and agents, each of them with full power of substitution and resubstitution and full power to act without the other, for him or her and in his or her name, place and stead, in any and all capacities, to sign the Registration Statement and any and all amendments and other documents or instruments relating thereto, with power where appropriate to affix the corporate seal, and to file on behalf of the Company the Registration Statement and any and all amendments with all exhibits thereto, including post-effective amendments and any filings under Rule 462 promulgated under the Securities Act of 1933, as amended, and any and all other information and documeTitle: Executive Vice President and Chief Financial Officernts or instruments in connection therewith, with the Commission, hereby granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform any and all acts and things requisite, necessary or advisable to be done in and about the premises as fully as to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys -in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

S-1

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

Chairman of the Board of Directors
/s/ Leslie H. Wexner	and Chief Executive Officer	May 22, 2003

Leslie H. Wexner
Director, Executive Vice President and Chief
Financial Officer (Principal Financial Officer
/s/ V. Ann Hailey	and Principal Accounting Officer)	May 22, 2003

V. Ann Hailey

Director, Vice Chairman and Chief Operating
/s/ Leonard A. Schlesinger	Officer	May 22, 2003

Leonard A. Schlesinger

/s/ Eugene M. Freedman	Director	May 22, 2003

Eugene M. Freedman

/s/ E. Gordon Gee	Director	May 22, 2003

E. Gordon Gee

/s/ James L. Heskett	Director	May 22, 2003

James L. Heskett

/s/ Donna James	Director	May 22, 2003

Donna James

/s/ David T. Kollat	Director	May 22, 2003

David T. Kollat

/s/ Donald B. Shackelford	Director	May 22, 2003

Donald B. Shackelford

/s/ Allan R. Tessler	Director	May 22, 2003

Allan R. Tessler

/s/ Abigail S. Wexner	Director	May 22, 2003

Abigail S. Wexner

/s/ Raymond Zimmerman	Director	May 22, 2003

Raymond Zimmerman

S-2

EXHIBIT INDEX

Exhibits

The following documents are filed as exhibits to this registration statement.

Exhibit Number	Description
1.1	Proposed form of Terms Agreement (including Annex A thereto) which constitutes the Underwriting Agreement for Debt Securities and Warrants to purchase Debt Securities
1.2	Proposed form of Underwriting Agreement for Securities other than Debt Securities and Warrants to purchase Debt Securities (to be filed on Form 8-K or by amendment)
4.1	Indenture dated as of March 15, 1988 between the Registrant and The Bank of New York
4.2	Proposed form of Debt Warrant Agreement for Debt Warrants attached to Debt Securities, with proposed form of Debt Warrant Certificate attached as Exhibit A thereto (filed as Exhibit 4.2 to the Registration Statement on Form S-3 (Reg. No. 33-53366) filed October 16, 1992)
4.3	Proposed form of Debt Warrant Agreement for Debt Warrants not attached to Debt Securities, with proposed form of Debt Warrant Certificate attached as Exhibit A thereto (filed as Exhibit 4.3 to the Registration Statement on Form S-3 (Reg. No. 33-53366) filed October 16, 1992)
5.1	Opinion of Davis Polk & Wardwell
12.1	Computation of Ratios of Earnings to Fixed Charges
23.1	Consent of Independent Accountants
23.2	Consent of Samuel P. Fried, Senior Vice President, General Counsel and Secretary of Limited Brands, Inc.
23.3	Consent of Ernst & Young LLP
23.4	Consent of Davis Polk & Wardwell (included in opinion filed as Exhibit 5.1)
24	Powers of Attorney (included on signature page)
26	Form T-1 Statement of Eligibility of Trustee